Exhibit 99.1

September 09, 2024 / 3:50PM UTC, Verizon Communications Inc at Goldman Sachs Communacopia & Technology Conference

CORPORATE PARTICIPANTS

•	Hans Vestberg

CONFERENCE CALL PARTICIPANTS

•	James Schneider Goldman Sachs - Analyst

PRESENTATION

James Schneider Goldman Sachs - Analyst

Good morning, everybody. Welcome to the kickoff presentation of the Goldman Sachs Communacopia and Tech Conference. I’m Jim Schneider. I’m the telecom analyst here at Goldman Sachs, and it’s my pleasure to welcome Verizon Communications and the CEO, Hans Vestberg today. Thank you very much, Hans for being here. We really appreciate it.

Hans Vestberg

Thank you for having me. Great to be here. Early morning, West Coast.

QUESTIONS AND ANSWERS

James Schneider Goldman Sachs - Analyst

It’s true. It’s true. It doesn’t feel so early. So maybe to start with the headlines, Hans. Last week, you announced the acquisition of Frontier Communications for $20 billion. That’s going to expand your fiber footprint to nearly 30 million fiber passings by the time you plan to close the transaction in 2026. Very high level, give us a strategic rationale for the transaction. How is it fit into your overall strategy? And why this timing made sense for you today, given that you own some of these assets previously?

Hans Vestberg

Yes, let me start with the safe harbor. I might say something forward-looking. When it comes to Frontier, we announced that yesterday or Wednesday last week (sic) [company correction: Thursday last week]. When I think about the Frontier acquisition, I think there’s a couple of things that are really seen. First of all, it’s straight into our strategy. I mean, we build the network once. We want to address as many profitable connections on top of one build of the network. So of course, adding this is just adding more customers. Secondly, it increases our TAM. We can address more customers with our current strategy, which means that we can sustain growth and continue to grow as we’re doing right now. And thirdly, I think we also will have a great opportunity to continue to have both the best wireless network, the largest wireless network in the nation and then also have an extremely good position on broadband in the country, which over time, depending on how customer sees it, of course, convergence comes in there and possibilities of that. Those are the sort of 3 reasons. And you mentioned, we owned this asset before. My predecessor did the right call, they sold them off 2010 and 2015, mainly because they were only copper then. And it was a big undertaking to transform into fiber. The Frontier team has done a great job, today over 55% of their revenue is coming from fiber, more than than 55% is coming from the profit on the EBITDA level. They have 7 million passings already. So they have done a great job. We are actually bringing

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back a state of the art. And when we compare all the external KPIs like churn, penetration, ARPU et cetera, they are very close to our Fios footprint. And we know Fios is the best fiber operation in the country. So there’s a lot of things playing into it. And then, of course, economics is very important piece of it. We looked at buy versus build, of course, and it was a pretty easy calculation accretive from the day of the acquisition, both on revenue growth as well as EBITDA, maybe one year later on EPS and cash flow, mainly because we account a little bit different, and then we have some investment for IT systems. That’s the only reason. So it makes sense financially, strategically, operationally, scale, our scale is going to be enormous. It’s already #1 in basically everything we’re doing. Now we’re just adding more strength to that, very good, so now since — that’s a long answer, sorry.

James Schneider Goldman Sachs - Analyst

No, no, no, it wasn’t. Some investors I’ve spoken to are trying to figure out a few different aspects of the transaction. So maybe we could talk about a few of these in turns if we could. You’ve been quite bullish about the prospects for building and growing your fixed wireless footprint to much larger scale. How are you thinking about fixed wireless versus fiber as strategic priorities for Verizon? And why doesn’t the increased emphasis on fiber? Would this deal mean there’s some kind of pullback on the fixed wireless strategy.

Hans Vestberg

So first of all, I think about the customers. I think that the optionality we create with the network, and some of you might remember when I came into Verizon I started the Verizon Intelligent Edge Network, which basically, it’s a fiberized and uniformed routing system. So basically, all the accesses built on the same system. Adding then optionality at the edge for our customers, some customers just love fixed wireless access. It’s by far the highest NPS we’ve had on the broadband product. And remember, then we have Fios (sic) [company correction: FWA] because it’s a self-installed, it’s so easy. So you need to have that in the portfolio. And then you need fiber, which is the best performing. So for us, we want to give optionality for our customers. So doing the Frontier deal does not change anything in my appetite to continue with fixed wireless access. I think it’s just a unique product that is just competing well. Remember, when we deploy our capital for wireless, our #1 priority is mobility. Then we get the secondary business case on the same radio base stations or the same radio technology, which is the fixed wireless access. And that’s how we do it today, and that’s how we are created. So way over 3 million customers on fixed wireless access today. And as I said before, when I come to 4 million to 5 million fixed wireless access customers, I will come back to the market and talk about our overall broadband strategy. And for anyone that can count there’s only days until we’re there probably. And then I will come back and talk in more general terms how we continue with fixed wireless access, how we continue with broadband in general, but — so I don’t see that this is doing anything to my strategy on fixed wireless access. Again, it’s all about seeing that you are meeting the customers. And remember, fixed wireless access is great for small and medium businesses, for enterprises, for consumers, the same goes for fiber.

James Schneider Goldman Sachs - Analyst

Very good. And then on the fiber strategy, maybe frame for us your long-term ambitions in fiber, just to frame it for the audience, cable has roughly 60 million or so passings. One of your competitors is talking about 40 to 45. And I guess, how big do you want to be and to me, it speaks...

Hans Vestberg

Usually we don’t talk too much about what we have in the future. I do what I have. But obviously, with the footprint of probably 60 million households on fixed wireless access, and when we close this deal, we estimate the Frontier deal will take some 18 months. They will almost be at 10 million. So we will have 30 million fiber (sic) [company clarification: 27 million to 28 million fiber passings] as well, passing that we’re going to have a very sizable — one of the most sizable broadband networks in the country, probably the biggest. So I think I’m going to sort of — I stop there and I think that, that is a great first step for us. Then, of course, we will continue to be financially disciplined and continue rollout. I mean we started Fios in 2004. We are 20 years into fiber, but no one has been as long as we have been in fiber. We do 400,000 to 500,000 households every year, high penetration, good margins. And it takes some time to learn that and also make money on it. So we — I think that we will continue to invest both in fiber and fixed wireless access going forward to create that optionality for our customers, and at the same time, having the nation’s best wireless networks, that’s sort of the whole strategy we have.

James Schneider Goldman Sachs - Analyst

I’d love to understand kind of your view on this because I think that everybody has a different view. We’ve seen what happened in Europe. I think you’ve previously clarified. You don’t think that the U.S. is going the way of Europe, but you’ve also said that you see better fiber — excuse me, better wireless market share in the areas where you have Fios today. So maybe talk about kind of how you think this actually plays out in the U.S. from a conversion standpoint and what synergies you see over the next 5, 10 years plus?

Hans Vestberg

Yes. There’s been a lot of talk about convergence. I think the proof of convergence is that Frontier is a stand-alone fiber company doing really well. They have good growth and EBITDA and growth on fiber. Fios has been a stand-alone as well, done really good. But what we see is, of course, that the combination with the customer having Fios or fixed wireless access together with a wireless offering, they have more services from us. And of course, they feel that is a bigger value. So they stay longer. So our Head of Consumer says that maybe the churn is 40% to 50% lower of a combined customer (sic) [company clarification: a 50% reduction in mobility churn and a 40% reduction in fiber churn] but it’s not the convergence where you are, hey, I have 2 products, why don’t I give you 1 product for free, so use the other? No, we have owner’s economics on both of them. Both of them are great products. And there is some value if you have 40% to 50% lower churn (sic) [company clarification: a 50% reduction in mobility churn and a 40% reduction in fiber churn], it’s value. And you can share the value with customers, but it’s not that you discount one product for another. I think it’s very different to Europe in the U.S. There are great products, fixed wireless access, fiber, and the wireless products are state-of-the-art, high-quality products, with everything we’re building with myHome and myPlan, I think we’re just adding to that opportunity for our customers. But clearly, there’s going to be convergence. We see that with customers, we are just increasing the TAM again for that convergence when we’re going to close with Frontier.

Forward-Looking Statements

In this communication, we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “plans,” “targets” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see our and Frontier’s most recent annual and quarterly reports and other filings filed with the SEC.

Factors which could have an adverse effect on our operations and future prospects include, but are not limited to, the following: risks relating to the proposed transactions, including in respect of the ability to obtain required regulatory approvals and approval by Frontier’s stockholders, and the satisfaction of other closing conditions on a timely basis or at all; unanticipated difficulties and/or expenditures relating to the proposed transactions and any related financing; uncertainties as to the timing of the completion of the proposed transactions; litigation relating to the proposed transactions; the impact of the proposed transactions on each company’s business operations (including the threatened or actual loss of subscribers, employees or suppliers); the inability to obtain, or delays in obtaining cost savings, synergies and other anticipated benefits from the proposed transactions, including benefits to our financial and operating performance following the completion of the proposed transactions; incurrence of unexpected costs and expenses in connection with the proposed transactions; risks related to changes in the financial, equity and debt markets; and risks related to political, economic and market conditions. In addition, the risks to which Frontier’s business is subject, including those risks set forth in Part I, Item 1A of Frontier’s most recent Annual Report on Form 10-K and its periodic reports filed with the SEC, could adversely affect the proposed transactions and, following the completion of the proposed transactions, our operations and future prospects.

Important Additional Information and Where to Find It

In connection with the proposed transactions, Frontier intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, the definitive version of which will be sent or provided to Frontier stockholders. Verizon or Frontier may also file other documents with the SEC regarding the proposed transactions.

This document is not a substitute for the Proxy Statement or any other relevant document which Frontier may file with the SEC. Promptly after filing its definitive Proxy Statement with the SEC, Frontier will mail or provide the definitive Proxy Statement and a proxy card to each Frontier stockholder entitled to vote at the meeting relating to the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC (WHEN THEY ARE AVAILABLE), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement and other documents that are filed or will be filed with the SEC by Frontier or Verizon (when they are available) through the website maintained by the SEC at www.sec.gov, Frontier’s investor relations website at investor.frontier.com or Verizon’s investor relations website at verizon.com/about/investors.

Participants in the Solicitation

Verizon may be deemed to be a “participant” in the solicitation of proxies from the stockholders of Frontier in connection with the proposed transactions. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in Frontier’s definitive Proxy Statement relating to the proposed transactions when it is filed by Frontier with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov or Frontier’s website at investor.frontier.com.